                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus of Arrow Electronics, Inc. for the registration of 1,650,000 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 1995, with respect to the consolidated financial statements and schedules of Arrow Electronics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                            /s/Ernst & Young LLP

New York, New York
July 18, 1995